OPINION OF GENERAL COUNSEL RE: LEGALITY

                        NORTHBROOK LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371

Michael J. Velotta                              Please direct reply to:
Vice President, Secretary                       Post Office Box 3005
And General Counsel                             Northbrook, Illinois 60065-3005

                                    February 2, 2000


TO:        NORTHBROOK LIFE INSURANCE COMPANY
           NORTHBROOK, ILLINOIS  60062

FROM:      MICHAEL J. VELOTTA
           VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:        FORM S-3 REGISTRATION STATEMENT
           UNDER THE SECURITIES ACT OF 1933
           ("Registration Statement")


     With reference to the above Registration Statement filed by Northbrook Life Insurance Company (the "Company"), as registrant, with the Securities and Exchange Commission covering Flexible Premium Deferred Annuity Contracts ("Scheduled Annuity Manager"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement, when issued, will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
----------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel


cc:  Bruce A. Teichner, Esq.
       Allstate Life Insurance Company